Exhibit 99.2

Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

     In connection with the filing of the Quarterly Report on Form 10-Q of Harris Corporation (“Harris”) for the fiscal quarter ended March 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Howard L. Lance, President and Chief Executive Officer of Harris, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Harris.

Dated: May 6, 2003	/s/ Howard L. Lance Name: Howard L. Lance Title: President and Chief Executive Officer

     A signed original of this written statement required by Section 906 has been provided to Harris Corporation and will be retained by Harris Corporation and furnished to the Securities and Exchange Commission or its staff upon request.